Exhibit 99.1

March 2, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners Announce
Upcoming Investor Conferences

TULSA, Okla. – March 2, 2015 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the following investor conferences in March 2015:

•	March 3: Morgan Stanley MLP & Diversified Natural Gas Conference, New York City;

•	March 4: Barclays MLP Corporate Access Day, New York City;

•	March 5: Barclays Investment Grade Energy & Pipeline Conference, New York City; and

•	March 6: Simmons & Co. 2015 Annual Energy Conference, Las Vegas.

Terry K. Spencer, ONEOK and ONEOK Partners president and chief executive officer, and Derek S. Reiners, ONEOK and ONEOK Partners senior vice president, chief financial officer and treasurer, will conduct one-on-one meetings with investment-community representatives at the conferences.

Walter S. Hulse III, executive vice president of strategic planning and corporate affairs for ONEOK and ONEOK Partners, will join Spencer and Reiners at the Barclays Investment Grade Energy & Pipeline Conference on March 5.

The materials used at the conferences will be accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, the morning of March 3, 2015, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Dec. 31, 2014, owns 37.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

ONEOK and ONEOK Partners Announce
Upcoming Investor Conferences

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.
###